                                                                 EXHIBIT h(6)(i)

              AMENDMENT TO ADMINISTRATIVE AND SHAREHOLDER SERVICES
                                    AGREEMENT

         THIS AGREEMENT is made by and between ReliaStar Life Insurance Company of New York (the "Company"), a life insurance company organized under the laws of the State of New York and ING Funds Services, LLC (the "Administrator), a limited liability company organized under the laws of the State of Delaware, collectively, "the Parties".

         WHEREAS, the Parties executed an Administrative and Shareholder Services agreement dated May 1, 2001 (the "Administrative and Shareholder Services Agreement"), between ReliaStar Life Insurance Company of New York and ING Fund Services, LLC.

         WHEREAS, effective on March 1, 2002, ING Pilgrim Group and Pilgrim Variable Products Trust (the "Trust") have amended their corporate entity names to ING Funds Services, LLC, and ING Variable Products Trust, respectively.

         WHEREAS, the name of the "Pilgrim Variable Products Trust" series, as listed on Schedule A of the Administrative and Shareholder Services Agreement, has been changed to "ING Variable Products Trust". As a result, the names of the Portfolios have also been amended. Pilgrim VP MagnaCap Portfolio has changed to ING VP MagnaCap Portfolio, Pilgrim VP Research Enhanced Index Portfolio has been changed to ING VP Research Enhanced Index Portfolio, Pilgrim VP Growth Opportunities Portfolio has been changed to ING VP Growth Opportunities Portfolio, Pilgrim VP MidCap Opportunities Portfolio has been changed to ING VP MidCap Opportunities Portfolio, Pilgrim VP Growth + Value Portfolio has been changed to ING VP Growth + Value Portfolio, Pilgrim VP SmallCap Opportunities Portfolio has been changed to ING VP SmallCap Opportunities Portfolio, Pilgrim VP International Value Portfolio has been changed to ING VP International Value Portfolio, and Pilgrim VP High Yield Bond Portfolio has been changed to ING VP High Yield Bond Portfolio.

         WHEREAS, the name of the "Pilgrim Variable Products Trust" series, as listed on Schedule B of the Administrative and Shareholder Services Agreement, has been changed to "ING Variable Products Trust". As a result, the names of the Portfolios have also been amended. Pilgrim VP MagnaCap Portfolio has changed to ING VP MagnaCap Portfolio, Pilgrim VP Research Enhanced Index Portfolio has been changed to ING VP Research Enhanced Index Portfolio, Pilgrim VP Growth Opportunities Portfolio has been changed to ING VP Growth Opportunities Portfolio, Pilgrim VP MidCap Opportunities Portfolio has been changed to ING VP MidCap Opportunities Portfolio, Pilgrim VP Growth + Value Portfolio has been changed to ING VP Growth + Value Portfolio, Pilgrim VP SmallCap Opportunities Portfolio has been changed to ING VP SmallCap Opportunities Portfolio, Pilgrim VP International Value Portfolio has been changed to ING VP International Value Portfolio, and Pilgrim VP High Yield Bond Portfolio has been changed to ING VP High Yield Bond Portfolio.

         NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

         The Administrative and Shareholder Services Agreement is hereby amended to reflect the current corporate entity and series names.

         FURTHER, the Administrative and Shareholder Services Agreement is hereby amended by substituting for the current Schedule A an amended Schedule A in the form attached hereto.

         FURTHER, the Administrative and Shareholder Services Agreement is hereby amended by substituting for the current Schedule B an amended Schedule B in the form attached hereto.

Executed this 30 day of August 2002.

                           RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                           BY ITS AUTHORIZED OFFICER,

                           /s/ Gordon Elrod
                           -----------------------------------------------------
                           NAME: GORDON ELROD
                           TITLE: Assistant Vice President

                           ING FUNDS SERVICES. LLC
                           BY ITS AUTHORIZED OFFICER,

                           /s/ Michael J. Roland
                           -----------------------------------------------------
                           NAME: Michael J. Roland
                           TITLE: Executive V.P.

                         Schedule A for Class R Shares

                          ING VARIABLE PRODUCTS TRUST

Annual Rate                     Portfolios
-----------                     ----------
   0.375%            ING VP MagnaCap Portfolio

   0.275%            ING VP Research Enhanced Index Portfolio

   0.375%            ING VP Growth Opportunities Portfolio

   0.375%            ING VP MidCap Opportunities Portfolio

    0.20%            ING VP Growth + Value Portfolio

   0.375%            ING VP SmallCap Opportunities Portfolio

    0.25%            ING VP International Value Portfolio

   0.375%            ING VP High Yield Bond Portfolio.

Schedule dated: May 1,2001

                                   Schedule B

            Company Assets in ING Variable Products Trust Portfolios
                                 As of 4/30/2001

Assets as of 4/30/2001                  Portfolio-Class R
----------------------                  -----------------
     $  1,536,081            ING VP MagnaCap Portfolio

     $ 21,729,001            ING VP Research Enhanced Index Portfolio

     $  6,615,293            ING VP Growth Opportunities Portfolio

     $  2,629,078            ING VP MidCap Opportunities Portfolio

     $111,618,353            ING VP Growth + Value Portfolio

     $111,453,455            ING VP SmallCap Opportunities Portfolio

     $ 30,076,595            ING VP International Value Portfolio

     $ 11,250,706            ING VP High Yield Bond Portfolio